UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2012

TG THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (212) 554-4305

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2012, the Board of Directors (the “Board”) of TG Therapeutics, Inc. (the “Company”) adopted the 2012 Incentive Plan (the “Incentive Plan”), and the Company’s stockholders approved the Incentive Plan on April 16, 2012. Employees, officers, directors and consultants of the Company are eligible to participate in the Incentive Plan, including the named executive officers.  75,000,000 shares of the authorized but unissued shares of the Company’s common stock, $0.001 par value (the “Common Stock”) were reserved and authorized for issuance under the Incentive Plan. In addition, pursuant to the Incentive Plan, the maximum number of subject to each of time-vesting options, time-vesting stock appreciation rights and performance-based stock awards shares that may be granted in any 12-month period was 25,000,000 each. A description of the material terms of the Incentive Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32639) as filed with the Securities and Exchange Commission on March 15, 2012.

As previously disclosed, on April 30, 2012, the Company effected a reverse stock split, pursuant to which every fifty six and one quarter (56.25) shares of Common Stock issued and outstanding immediately prior to the effective time of the reverse stock split automatically combined into one share of fully-paid and nonassessable Common Stock (the “Reverse Stock Split”). Pursuant to the automatic adjustment provisions contained in the Incentive Plan, following the Reverse Stock Split, 1,333,333 shares of Common Stock were reserved for issuance under the Incentive Plan, and the maximum number of shares subject to time-vesting options, time-vesting stock appreciation rights and performance-based stock awards were 444,444 each.

In approving the share limitations in the Incentive Plan, the Board did not appropriately contemplate the ratio that would be applied in the Reverse Stock Split, resulting in an inadequate number of shares of Common Stock available under the Incentive Plan and inadequate maximum limitations on individual awards for the Company to make grants to its employees and directors. Accordingly, on May 14, 2012, the Board approved the Amended and Restated 2012 Incentive Plan (the “Amended and Restated Incentive Plan”) to (i) increase the number of shares available for grant thereunder by 4,666,667, such that 6,000,000 shares of Common Stock are now reserved for issuance under the Amended and Restated Incentive Plan, and (ii) increase the maximum limitations on individual awards, such that the maximum number of shares subject to time-vesting options, time-vesting stock appreciation rights and performance-based stock awards is 2,000,000, 2,000,000 and 2,000,00 each.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG THERAPEUTICS, INC.
(Registrant)

Date: May 18, 2012	By:	/s/ Michael S. Weiss
Michael S. Weiss
Chief Executive Officer

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